UNANIMOUS WRITTEN CONSENT IN LIEU OF
                   SPECIAL MEETING OF THE SOLE SHAREHOLDERS OF
                    THE DODGE & COX INTERNATIONAL STOCK FUND



         The undersigned, being the sole shareholders of the Dodge & Cox International Stock Fund (the "New Fund"), one of the series of Dodge & Cox Funds, a Delaware business trust (the "Trust"), acting in accordance with
Article III, Section 5 of the Bylaws of the Trust, do hereby approve, adopt and consent to the following resolutions as acts of the sole shareholders of the New Fund, such acts to be treated for all purposes as a vote at a meeting of the shareholders:

Approval of the Investment Advisory and Management Agreement between Dodge & Cox and the Trust with respect to the New Fund


                           RESOLVED, that Dodge & Cox be, and it hereby is, appointed as Investment Adviser for the Fund and the Investment Advisory and Management Agreement between the Trust, on behalf of the New Fund, and Dodge & Cox, in substantially the form presented, be, and it hereby is, approved, and any officer of the Trust is hereby authorized to execute and deliver such Agreement with such non-material changes as such officer may approve, such approval to be conclusively evidenced by the execution and delivery of said Agreement.



Approval of PricewaterhouseCoopers, LLP as Independent Auditors for the Fund
----------------------------------------------------------------------------


                           RESOLVED, that PricewaterhouseCoopers, LLP be, and they hereby are, approved as the Independent Auditors for the New Fund, subject to termination as provided in the Investment Company Act of 1940.

Ratification of Appointment of Trustees


                           RESOLVED,  that the election of Harry R. Hagey,  John
                           A. Gunn, A. Horton Shapiro, Katherine Herrick Drake, Dana M. Emery, Kenneth E. Olivier, L. Dale Crandall, Max Gutierrez, Jr., and Will C. Wood as the Trustees of the New Fund, be, and it hereby is ratified, approved and confirmed.



Consideration of Investment Objectives, Policies and Restrictions


                           RESOLVED, that the investment objectives, policies and limitations set forth in the post-effective amendment adding the New Fund to the Trust's registration statement, be, and the same hereby are, ratified, adopted and approved.



                                                  By:   /s/  Harry R. Hagey
                                                     ---------------------------
                                                        Harry R. Hagey
                                                        Chairman


                                                  By:   /s/  John A. Gunn
                                                     ---------------------------
                                                        John A. Gunn
                                                        President


                                                  By:   /s/  A. Horton Shapiro
                                                     ---------------------------
                                                        A. Horton Shapiro
                                                        Executive Vice President


                                                  By:   /s/  Kenneth E. Olivier
                                                     ---------------------------
                                                        Kenneth E. Olivier
                                                        Senior Vice President


                                                  By:   /s/  Dana M. Emery
                                                     ---------------------------
                                                        Dana M. Emery
                                                        Senior Vice President

Date:  April 30, 2001